EXHIBIT 10.2

SECURITY AGREEMENT

Date:  July 31, 2015

In order to secure the due and punctual payment of all of the Obligations (as herein defined), Signal Point Holdings Corp, a Delaware corporation having its place of business located at 433 Hackensack Avenue, 6th Floor, Hackensack, New Jersey 07601 ("Debtor"), hereby grants to NFS Leasing, Inc., a Massachusetts Corporation ("Secured Party"), having an address of 900 Cummings Center, Suite 226-U, Beverly, MA 01915, a continuing security interest in the following item(s) of collateral:

SUBORDINATION:  Notwithstanding any provision of this Security Agreement to the contrary, the interest granted herein is subordinated to Brookville Special Purpose Fund, LLC, Veritas High Yield Fund, LLC, The Robert Depalo Special Opportunity Fund LLC and Allied International Fund, Inc, the senior creditors of the Debtor.

ACCOUNTS RECEIVABLE:  All of Debtor's now owned and hereafter acquired accounts, accounts receivable, contract rights, instruments, and chattel paper.

PERSONAL PROPERTY:  All of Debtor's now owned and hereafter acquired tangible and intangible personal property (including, but not limited to computer hardware and software, intellectual property, patents, inventions, equipment, furnishings and fixtures).

The foregoing security interest(s) is hereby granted together with a continuing security interest in the following additional items of collateral:

(a)           All money, instruments, documents of title, deposit accounts and other property of Debtor .

(b)           All replacements and substitutions for, and all proceeds (including insurance proceeds) and products of, any or all of the foregoing.

(c)           All of Debtor's books and records relating to any or all of the foregoing.

All of the foregoing items of collateral are hereinafter collectively referred to as the "Collateral".

"Obligations" shall mean:

(a)           all indebtedness and liabilities whatsoever of Debtor to Secured Party which in any manner relate to or arise from payments owed to Secured Party under a certain Corporate Guaranty Agreement dated as of January 21, 2015, whereby Debtor has guaranteed the payment and other obligations of SignalShare, LLC to Secured party under a certain Master Equipment Lease Number 2013-218 dated as of  March 11, 2013, whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and

(b)           all indebtedness and liabilities whatsoever of Debtor to Secured Party which in any manner relate to or arise from payments owed to Secured Party under a certain Corporate Guaranty Agreement of even date herewith, whereby Debtor is guaranteeing the payments and other obligations of SignalShare, LLC to Secured Party under that certain Lease Schedule Termination and Loan Agreement and the related Loan Documents described therein, all dated as of even date herewith, whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

Section 1. Representations, Warranties And Covenants Of Debtor.  Debtor hereby represents, warrants and covenants as follows:

(a)           Debtor is or, to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance, except as appears as a matter of public record as of the date hereof with respect to the security interest filings of Brookville Special Purpose Fund, LLC, Veritas High Yield Fund, LLC and The Robert Depalo Special Opportunity Fund LLC (collectively the “Permitted Liens”). Debtor will defend the Collateral against all other claims and demands of all persons at any time claiming any interest therein.

(b)           At the request of Secured Party, Debtor will join with Secured Party in executing one or more (i) financing statements pursuant to the Uniform Commercial Code, (ii) title certificate lien application forms, and (iii) other documents necessary or advisable to perfect the security interests granted hereby, all in form satisfactory to Secured Party, and Debtor will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.  A carbon, photographic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement.

(c)           Debtor will immediately notify Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral.

(d)           Debtor agrees not to increase the underlying financial obligations secured by the Permitted Liens except to the extent additional capital is received by Debtor in the form of new loan proceeds.

(e)           Unless otherwise specified, the chief executive office of Debtor, the location where Debtor maintains its books and records and the location of the Collateral is the address of Debtor set forth above.

(f)            Upon an Event of Default, Debtor shall permit Secured Party and its agents to inspect any or all of the Collateral at all reasonable times and shall promptly deliver to Secured Party and its agents such information with respect to the Collateral as Secured Party may reasonably request from time to time.  The Secured Party may in its own name or in the names of others, communicate with account debtors in order to verify with them, to Secured Party's satisfaction, the existence, amount and terms of any accounts.

(g)           Debtor will have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage), business interruption and such other risks as Secured Party may require, containing such terms, in such form, for such periods and written by such companies as may be acceptable to Secured Party, such insurance to be payable to Secured Party and to provide for at least twenty (20) days' prior written cancellation notice to Secured Party. Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions.

(h)           Neither the execution of this Agreement nor the granting of the security interest in the Collateral as provided for herein is prohibited by or violates the terms of any agreement, undertaking, order or decree to which Debtor or the Collateral is subject to or bound by.

(i)           No consent of any third party, including but not limited to the holders of the Permitted Liens, is required to enable Debtor to grant the security interest in the Collateral under this Agreement, or in the event any such consent is required, all such consents have been duly obtained by Debtor prior to its execution hereof.

(j)           The individual executing this Agreement on behalf of Debtor is duly authorized to do so without the need to obtain any additional authorization or consent.

Section 2. Events Of Default.  Debtor shall be in default under this Agreement upon the occurrence of any one of the following events (herein referred to as an "Event of Default"):

(a)           Any representation or warranty made by Debtor to Secured Party herein shall prove to be false or misleading in any material respect when made;

(b)           Default by Debtor in the due observance or performance of any covenant or agreement herein contained;

(c)           Default in the payment when due of any indebtedness of Debtor to Secured Party secured hereby;

(d)           The occurrence of any other default or Event of Default on the part of Debtor under any of the documents evidencing or securing the Obligations; or

(e)           Loss, theft, substantial damage or destruction of any of the Collateral which is not fully and adequately covered by insurance.

Section 3. Remedies Upon Event Of Default.  If any Event of Default occurs, Secured Party may declare all obligations secured hereby to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Secured Party may exercise all the rights and remedies of a secured party under the Uniform Commercial Code. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party. The requirements of reasonable notice shall be met if notice is mailed, postage prepaid, to Debtor at its address set forth above at least ten (10) days before the time of sale or disposition of the Collateral.  The Secured Party shall have the right to demand from the Debtor a list of all accounts assigned hereunder and to notify any and all account debtors to make payment thereof directly to Secured Party.  Secured Party shall also have the right to (i) open all mail addressed to Debtor; (ii) change the Post Office box or mailing address of Debtor; and (iii) use Debtor's stationery and billing forms or facsimiles thereof, for the purpose of collecting accounts and realizing upon the Collateral.  Debtor understands and agrees the Secured Party may exercise its rights hereunder without affording Debtor an opportunity for a preseizure hearing before Secured Party, through judicial process or otherwise, takes possession of the Collateral upon the occurrence of an Event of Default, and Debtor expressly waives its constitutional right, if any, to such prior hearing. Notwithstanding any provision of this Security Agreement to the contrary, Secured Party acknowledges and agrees that its rights under this Security Agreement are subordinate to those of the holders of the Permitted Liens, which are senior perfected lien holders.

Section 4. Expenses.  Debtor will pay to Secured Party on demand any and all expenses, including attorneys' fees, incurred or paid by Secured Party in protecting or enforcing any of its rights hereunder, including its right to take possession of the Collateral, store and dispose of the same or collect the proceeds thereof.

Section 5. Waivers, Non-Exclusive Remedies.  No failure or delay on the part of Secured Party in exercising any rights under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any of such rights preclude any other or further exercise thereof or the exercise of any other rights with respect to the Collateral, and no waiver as to one Event of Default shall affect the rights of Secured Party as to any other or subsequent Event of Default.

Section 6. Changes In Writing.  This Agreement and any provision hereof may not be amended, waived or terminated except by a written instrument signed by Secured Party and Debtor.

Section 7. Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the jurisdiction where the Collateral is located.

Section 8. Successors And Assigns.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto.

Section 9. Further Assurances.  Debtor will execute and deliver to Secured Party, upon Secured Party's request and at Debtor's sole cost and expense, any documents Secured Party deems necessary for the perfection of its security interests or preservation of its rights hereunder.

Section 10. General Authority.  Secured Party may, at its election, discharge taxes, liens or security interests or other encumbrances at any time levied or placed upon the Collateral, pay for insurance on the Collateral and pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization. Upon an Event of Default,  and if requested by Secured Party, Debtor will deliver to Secured Party a detailed aging of accounts receivable in form acceptable to Secured Party.

Section 11. Power Of Attorney.  Debtor hereby appoints Secured Party its true and lawful attorney with full power of substitution to execute any and all documents Secured Party deems necessary to perfect its security interests hereunder, to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due and to become due on any accounts and to endorse the name of the Debtor on all commercial paper given in payment or part-payment thereof and in its discretion to file any claim or take any other action which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of the Secured Party in any accounts or the proceeds thereof, to obtain, adjust, settle and cancel any insurance and endorse any drafts in payment of any loss, to take any actions permitted by Section 10 hereof and to do all other acts or things contemplated by this Agreement.

Section 12. Substitution of Security. At any time while this Agreement is in effect, Debtor shall have the right to post an irrevocable letter of credit in substitution for this Agreement in an amount equal to the then outstanding balance of the Obligations and containing such terms as are reasonably acceptable to Secured Party, and upon such posting Secured Party shall discharge all security interests with respect to the Collateral.

IN WITNESS WHEREOF, this Agreement is executed by Debtor and Secured Party under seal on the date set forth above.

DEBTOR: Signal Point Holdings Corp.	SECURED PARTY: NFS Leasing, Inc.

By: /s/ Aaron Dobrinsky	By: /s/ Clifford L. Rucker
Name: Aaron Dobrinsky	Name: Clifford L. Rucker
Title: Chief Executive Officer	Title: President